Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-114100 pertaining to the Caremark Rx, Inc. 2004 Incentive Stock Plan;

•	Form S-4 No. 333-109519 pertaining to CaremarkRx, Inc’s merger with AdvancePCS;

•	Form S-8 No. 33-86806 pertaining to the 1993 Stock Option Plan;

•	Form S-8 No. 333-11875 pertaining to the MedPartners Incentive Compensation Plan;

•	Form S-8 No. 333-11127 pertaining to the MedPartners/Mullikin, Inc. 1995 Stock Option Plan;

•	Form S-8 No. 333-05703 pertaining to the MedPartners, Inc. & Subsidiaries Employee Retirement Savings Plan;

•	Form S-8 No. 333-14159 pertaining to the Caremark International Inc. 401 Care Retirement Savings Plan;

•	Form S-8 No. 333-14163 pertaining to the Caremark International Inc. 1992 Stock Option Plan for Non-Employee Directors and the Caremark International Inc. Qualified and Employee Stock Purchase Plan;

•	Form S-8 No. 333-38835 pertaining to the MedPartners, Inc. 1997 Long Term Incentive Compensation Plan;

•	Form S-8 No. 333-16863 pertaining to the MedPartners, Inc. Employee Stock Purchase Plan;

•	Form S-3 No. 333-17339 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 No. 333-30145 pertaining to the MedPartners, Inc. 1994 Non-Employee Director Stock Option Plan and 1994 Stock Incentive Plan;

•	Form S-8 No. 333-42967 pertaining to the Amended and Restated MedPartners, Inc. 1995 Stock Option Plan;

•	Form S-8 No. 333-50849 pertaining to the MedPartners, Inc. 1997 Long Term Incentive Compensation Plan;

•	Form S-3 No. 333-53761 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 No. 333-64371 pertaining to the MedPartners, Inc. 1998 Employee Stock Option Plan;

•	Form S-8 No. 333-68709 pertaining to the Non-Qualified Stock Option Agreement Dated August 6, 1998 between MedPartners, Inc. and Edwin M. Crawford;

•	Form S-8 No. 333-68707 pertaining to the MedPartners, Inc. 1998 New Employee Stock Option Plan; and

•	Form S-4 No. 333-139470 of CVS Corporation pertaining to the proposed merger of CVS Corporation and Caremark Rx, Inc.

of our reports dated February 24, 2007, with respect to the consolidated financial statements and schedule of Caremark Rx, Inc.; Caremark Rx, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006; and the effectiveness of internal control over financial reporting as of December 31, 2006, included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/    Ernst & Young LLP

Nashville, Tennessee

February 24, 2007